UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 8, 2007

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

119 Fourth Avenue

Needham, Massachusetts  02494-2725

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Appointment of Chairman

On May 17, 2007, the Board of Directors of AVANT Immunotherapeutics, Inc. (the “Company”) appointed Mr. Harry H. Penner, Jr. Chairman of the Board of Directors effective immediately.  Mr. Penner has been a director of the Company since January 1997.  In recognition of Mr. Penner’s appointment as Chairman of the Board of Directors, the Compensation Committee of the Board of Directors awarded on August 8, 2007 Mr. Penner a non-qualified stock option for 5,000 shares of the Company’s common stock under the Company’s 1999 Stock Option and Incentive Plan, at an exercise price equal to $0.57, which is the average of the high and low price per share of the Company’s common stock as of the close of the market on August 8, 2007.  The non-qualified stock option vests over one year and has a ten year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

Dated: August 9, 2007	By:	/s/ Avery W. Catlin
Avery W. Catlin
		Title:	Senior Vice President and
Chief Financial Officer